Exhibit 10.25

Amendment to the

SUPPLEMENTAL EXECUTIVE RETIREMENT BONUS PLAN

FOR SCHNITZER STEEL INDUSTRIES, INC.

AND AFFILIATED EMPLOYERS

WHEREAS, Schnitzer Steel Industries, Inc. (hereinafter referred to the Employer) did previously adopt the Supplemental Executive Retirement Bonus Plan for Schnitzer Steel Industries, Inc. and Affiliated Employers (the “Plan”); and,

WHEREAS, the Employer reserved the right to amend said Plan under Section 3.1; and the Plan was last amended and restated in its entirety effective as of January 1, 2000;

WHEREAS, a further amendment is now deemed desirable in order to clarify Employer intent with regard to interpreting a part of the Plan’s benefit formula that has been made ambiguous with the enactment of Economic Growth and Tax Relief Reconciliation Act of 2001 (EGTRRA) and the resultant change in Code Section 401(a)(17);

NOW, THEREFORE,  the last sentence of Section 1.20(b) is amended to read as follows:

 “The dollar amount for any year after 2001 shall be equal to $159,194 multiplied by ratio of the Code Section 401(a)(17) limit for that year (as amended by EGTRRA) over the Code Section 401(a)(17) limit for 1994.

This Amendment shall not apply to any participant whose employment with the Employer terminated before January 1, 2002.

IN WITNESS WHEREOF, Schnitzer Steel Industries, Inc. adopted this amended and restated Plan, effective January 1, 2002.

SCHNITZER STEEL INDUSTRIES, INC.

By:	/s/Leonard Schnitzer
Leonard Schnitzer
Chairman of the Board
Chief Executive Officer

Date:	November 21, 2001